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Exhibit 10.11

*** CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT (INDICATED BY ASTERISKS) HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER 17 C.F.R. SECTION 200.80(B)(4), 200.83 AND 230.406.

Cover Agreement to
Cherokee Inc.—International Retail License Agreement

        This Cover Agreement relates to and is part of the Cherokee International Retail License Agreement to which it is attached. To the extent there is a conflict between any of the terms of this Cover Agreement and the License Agreement, the terms of this Cover Agreement shall supersede and govern over the License Agreement. The paragraph numbers relate to the paragraphs of the License Agreement. This Cover Agreement and License Agreement shall supercede the agreement between Licensee and Licensor dated August 1, 2001 (the "2001 Agreement"). This Cover Agreement and License Agreement shall have retroactive effect from August 1, 2001, and the 2001 Agreement is terminated and of no further force and effect.

  The Licensee is Tesco Stores Limited, a United Kingdom corporation, that is unrelated to or controlled in any manner by the Licensor, except as set forth in this Agreement.

  The date of the License Agreement is March 10, 2003.

        1.1   The Companies in the Territory are Tesco Stores Limited, Tesco Home Shopping Limited, Tesco.com and also includes other stores included in the Tesco PLC group provided Licensee provides Licensor with a listing of the said companies.

        Notwithstanding the foregoing, Licensee shall refrain from meeting any orders for delivery of Merchandise to customers outside the Territory or from supplying others in circumstances where Licensee believes or has reason to believe the intended ultimate destination of the Merchandise to be another country outside the Territory save that where an unsolicited order is received by Licensee in the Territory and where that Territory is a member state of the European Union, and the order is placed outside the Territory by a customer located in another member state of the European Union, Licensee shall not be precluded from meeting that order. Nothing in this clause shall be construed as permitting Licensee to conduct an active marketing policy in respect of licensed Merchandise outside the Territory.

        1.2   The exclusive categories of Merchandise are:

  Womens:    Casual Denim & Sportswear; Dresses; Activewear; Swimwear; Skiwear; Golfwear; Tenniswear; Bodywear; Intimate Apparel (sleepwear, robes, loungewear, daywear, panties, & foundations).

  Juniors:    Casual Denim & Sportswear; Dresses; Activewear; Swimwear; Skiwear; Golfwear; Tenniswear; Bodywear; Intimate Apparel (sleepwear, robes, loungewear, daywear, panties, & foundations).

  Fashion Accessories:    Handbags; *Small Leather Goods; Belts; Neckwear; Hair Goods; *Sunglasses; *Watches; Hats; Rainwear; Cold Weather; Gloves; Hosiery; Slippers.

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

  Mens:    Casual Denim & Sportswear; Swimwear; Activewear; Skiwear; Golfwear; Tenniswear; Furnishings (hosiery, underwear; sleepwear, robes) Accessories.

  Young Mens:    Casual Denim & Sportswear; Swimwear; Activewear; Skiwear; Golfwear; Tenniswear; Furnishings; Accessories.

  Girls 0-14:    Casual & Denim Sportswear; Dresses; Activewear; Swimwear; Furnishings; Underwear; Fashion Accessories (cold weather accessories, slippers, accessories, handbags, backpacks, hosiery)

  Boys 0-20:    Casual & Denim Sportswear; Activewear; Swimwear; Furnishings (sleepwear, cold weather accessories, slippers, hosiery); Underwear.

  Newborn & Layette:    Boy and Girl

  Footwear:    Womens; Mens; Boys; Girls

  *Luggage and *Backpacks

  *
  Trademark applications pending in Ireland

        And shall include the full line of products covered by any and all of the present and future applications and registrations for the Trademark in the Territory and to which products may be added from time to time with the mutual agreement of the parties.

Licensor shall maintain the validity of the Trademark registrations in the Territory for the categories of Merchandise during the Term of this Agreement.

        1.3   The Territory is United Kingdom and Ireland.

        Notwithstanding the foregoing, subject to availability by Licensor and the existing rights given to Carrefour (said Carrefour rights shall supercede this provision), Licensee shall have:

    1.) a right of first refusal to add a country to the Territory during the Term of this Agreement provided (i) Licensee owns and has existing stores in the said country, (ii) the terms to add the said country shall be at least equal to the terms agreed to between Licensor and a third party and (iii) if Licensor negotiates an agreement with a third party, then, prior to entering into the agreement with the said third party, Licensor shall give written notice to Licensee (including the terms of the agreement with the third party) and Licensee shall have ten (10) days from receipt of such offer to accept or decline the said terms and amend the Agreement in writing accordingly or,

    2.) in the event that Licensee would like to add a country stated below to the Territory and Licensor is not in negotiations with a third party for the said country(s), then Licensee shall have a right to add the country(s) stated below to the Territory provided (i) Licensee owns and has existing stores in the said country(s) and (ii) the Annual Guaranteed Minimum Net Retail Sales will increase by the amount(s) stated below per Contract Year and the respective Annual Guaranteed Minimum Royalty(s) will increase accordingly and (iii) Licensee gives written notice to Licensor of its said election to do so.

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Country	Annual Guaranteed Minimum Net Retail Sales Per Contract Year
Thailand	US$ ***
Taiwan	US$ ***
Korea	US$ ***
Czech Republic	US$ ***
Poland	US$ ***
Slovakia	US$ ***
Hungary	US$ ***

        2.1   The term of the Agreement will be three (3) years, and the Contract Years will be:

    Contract Year 1 August 1, 2001 - January 31, 2003
    Contract Year 2 February 1, 2003 - January 31, 2004
    Contract Year 3 February 1, 2004 - January 31, 2005

Provided Licensee is in compliance with all the terms and conditions of this Agreement and Licensee's actual Net Retail Sales are at least US$ *** for Contract Year 3, this Agreement will automatically renew for successive term(s) of three (3) Contract Years (thirty six (36) months).

Each Contract Year of the renewal term(s) shall be comprised of a twelve (12) month period commencing February 1 and ending January 31.

        Notwithstanding the foregoing, Licensee may terminate this Agreement at the end of Contract Year 3 if it gives Licensor written notice of its intent to do so at least twelve (12) months prior to the end of Contract Year 3 and then Licensee may terminate this Agreement at the end of each subsequent three (3) year term if it gives Licensor written notice of its intent to do so at least twelve (12) months prior to the end of the relevant three (3) year term.

        3.1   The Initial License Fee is US$ *** payable upon the execution of this Agreement. This fee shall act as a deposit against the first Contract Year's Guaranteed Annual Minimum Royalties.

        3.2/3.3 Each contract year Licensee will pay Licensor as a royalty (the Royalty) an amount equal to the greater of (i) *** percent (***%) of its Net Sales of Merchandise during such Contract Year or (ii) *** percent (***%) of its Minimum Net Sales during such Contract Year. Notwithstanding the foregoing, if in any Contract Year Licensee's Net Sales of Merchandise are:

greater than US$ *** and less than US$ ***, the Royalty with respect to such sales greater than US$ *** and less than US$ *** shall be *** percent (***%);

and if in any Contract Year Licensee's Net Sales of Merchandise are US$ *** or greater, the Royalty with respect to such sales US$ *** or greater shall be *** percent (***%).

        Notwithstanding the foregoing, for each renewal term, the Net Sales (as applied to either Net Sales of Merchandise or Minimum Net Sales) corresponding to the Royalty Percentages herein referred to as "Net Sales Corresponding To The Royalty Percentages" will be adjusted in accordance with increases in the cost of living. As used in this paragraph, (1) "Base Month" means the calendar month prior to the first month of the current Term; (2) "Price Index" means the Consumer Price Index for Inflation produced in UK Retail Price index, excluding mortgage interest as published by the National Statistics Office, or

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

any successor index or substitute therefor reasonably selected by Licensor; (3) "Adjustment Date" means the first day of the first month of the subsequent term; (4) "Adjustment Factor" means a fraction, the numerator of which shall be the Price Index for the month prior to the month in which the applicable Adjustment Date occurs and the denominator of which shall be the Price Index for the Base Month. On each Adjustment Date, the Net Sales Corresponding To The Royalty Percentages shall be adjusted to amounts equal to the then Net Sales Corresponding To The Royalty Percentages multiplied by the Adjustment Factor. In no event, however, shall the Net Sales Corresponding To The Royalty Percentages be less than the current Term. Such new Net Sales Corresponding To The Royalty Percentages shall be used to calculate the Royalties from such Adjustment Date to the next Adjustment Date.

        By way of example:

  Current Term
  0 - <10 ***%
  10 - <25 ***%
  25 - <50 ***%

  Month prior to applicable Adjustment Date ***
  Base Month ***
  Adjustment Factor ***%

  Subsequent Term
  0 - <10.5 ***%
  10.5 - <26.25 ***%
  26.25 - <52.5 ***%

  However, the Annual Minimum Net Retail Sales and the Annual Guaranteed Minimum Royalty for each Contract Year shall be as follows:

Contract Year	Annual Guaranteed Minimum Net Retail Sales	Annual Guaranteed Minimum Royalty
1	US$ ***	US$ ***
2	US$ ***	US$ ***
3	US$ ***	US$ ***

        If Licensee enters into the renewal Term(s), then for each Contract Year of the subsequent Term(s), the Annual Minimum Net Retail Sales will be US$ *** and the Annual Guaranteed Minimum Royalty will be US$ ***.

        Twenty days after the end of each three month period during each Year, Licensee will pay Licensor, the amount, if any, that the pro-rated minimum royalty exceeds the royalty based on Net Sales for such period.

        Notwithstanding the foregoing, the Minimum Net Sales figures are provided solely for the purposes of calculating the Annual Guaranteed Minimum Royalty. Licensee is not obligated to meet the Minimum Net Sales in any given Contract Year, provided, however, that Licensee must make its Royalty payment for that year which Royalty shall not be less than the Annual Guaranteed Minimum Royalty for that Contract Year.

        Notwithstanding the foregoing, for Contract Year 1 only, Royalty payments shall be due May 20, 2002; August 20, 2002; November 20, 2002 and February 20, 2003.

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

        Notwithstanding the foregoing, if Licensor agrees in writing that Licensee has over paid Licensor a Royalty, then Licensee shall have the right to deduct the said overpayment from the future Royalty payment(s).

        The following Section 5.2 is deleted in its entirety and replaced by the following.

        5.2    Quarterly Reports.    Every Royalty payment pursuant to Section 4.1 shall be accompanied by a report (individually, the "Quarterly Report" and collectively, the "Quarterly Reports") as to:

  a.
  The quantity, description and net sales of all Merchandise sold by Licensee during the quarter to which such Royalty relates;

  b.
  Any other information that may be required under any other provision of this Agreement or that may, from time to time, be reasonably required by Licensor.

        The following Section 5.3 is deleted in its entirety and replaced by the following.

        5.3.    Audit.    Licensor and its duly authorized representatives shall have the right upon reasonable notice and at all reasonable hours during normal business days to examine and copy such books of account and records and all other documents and materials in the possession or under the control of Licensee with respect to the subject matter and the terms of this Agreement, the cost of which shall be borne by Licensor. If the audit discloses that the Royalty payments actually due exceed the Royalty payments paid, Licensee shall pay the unpaid Royalty and interest on such unpaid Royalty payments computed from the date such Royalty payments were due, accrued at the rate of *** percent (***%) per month, or if such rate exceeds the maximum rate allowed by law, at such maximum legal rate. In addition, if the audit discloses that the Royalty payments actually due exceed the Royalty payments paid by an amount greater than *** percent (***%) of the Royalty payments paid, all reasonable costs of the audit performed by Licensor shall be paid by Licensee. Said auditors shall be instructed by Licensor to treat the information obtained in confidence.

        The following Section 6.1 is deleted in its entirety and replaced by the following.

        6.1.    Maintenance of the Trademark.    The Licensor and Licensee mutually recognize the value of the Trademark in promoting the marketing of the Merchandise. To this end the Merchandise and any expression by Licensee, directly or indirectly, which by its nature conveys to others the existence of a relationship between Licensee and the Trademark or the Merchandise (including, without limitation, all packaging, labeling, fixturing, advertising, point of sale and sales promotion materials and product literature (any such expression is herein referred to as "Trademark Use Materials") (i) shall be of good quality and of such style, appearance, distinctiveness and quality (which shall comport with the Cherokee quality assurance manual dated July, 2000 or as reasonably revised by Licensor) as to protect and enhance the prestige of Licensor and of the Trademark and the goodwill pertaining thereto; (ii) shall in no manner adversely affect any rights of ownership of Licensor in the Trademark and shall in no manner derogate or detract from the repute of Licensor or the Trademark; (iii) shall in all respects (including, without limitation, the manufacture, sale, marketing and advertising) be in accordance with all of the terms and provisions of this Agreement, with all applicable laws, rules and regulations and with any approval decision made by Licensor; and (iv) shall be subject to the prior written approval by Licensor in accordance with all of the terms and provisions of this Agreement. In addition, Licensee shall supply Licensor or a designee of Licensor with samples of all packaging, labels and related materials featuring the Trademark. Upon receipt of such packaging, labels and related materials, Licensor shall have ten (10)

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

business days in which to review and approve. If Licensor has not indicated approval in writing of any such materials with ten (10) business days, then such materials shall be deemed to have been approved.

        The following Section 6.4.2 is deleted in its entirety and replaced by the following.

        6.4.2    Pre-Production Sketches and Material Swatches.    In order to maintain the quality of the Trademark the Licensor requires the inspection of pre production sketches and material swatches prior to manufacturing any Merchandise or Trademark Use Materials Licensee shall submit to a representative of Licensor, who shall be designated by Licensor from time to time (the "Representative"), for the Representative's approval, sketches with appropriate material swatches of each planned item of Merchandise and Trademark Use Materials (hereafter referred to as "Pre-Production Information") using EXHIBIT B or in a format agreed to between Licensee and Licensor upon the execution of this Agreement. Pre-Production Information for each planned item of Merchandise and Trademark Use Materials shall be submitted by Licensee to the Representative as soon as practical, but no later than seven (7) days after the issuance of the purchase order. Licensor shall have seven (7) days to approve or disapprove any submission by Licensee. If Licensor disapproves a submission by Licensee, Licensee shall be entitled to resubmit a corrected Pre-Production Information Sheet. If the corrected Pre-Production Information sheet is not resubmitted within a reasonable time (such reasonable time to be determined under the circumstances by the Representative), or if the corrected Pre-Production Information sheet is disapproved or deemed disapproved by Licensor as hereinabove provided, neither the style represented by the disapproved Pre-Production Information sheet nor the corrected Pre-Production Information sheet shall be marketed or displayed to customers.

        The following Section 6.4.3 is deleted in its entirety and replaced by the following.

        6.4.3    Brand Manager of Licensee.    In order to assist the Licensee in fully developing the Trademark as the essential tool in marketing the branded merchandise, Licensee shall utilize a full time employee to act as a brand manager (the "Brand Manager") to perform various duties as designated by Licensee. Brand Manager shall be a person who is knowledgeable and experienced in the apparel, footwear, accessory business, and other related businesses, and shall be assigned to work with Licensor and Licensor-related matters. If any problem including unsatisfactory fulfillment of the duties of the Brand Manager happens, Licensor shall have the right to discuss the problem with the superior manager of Licensee supervising such Brand Manager to find the solution including replacement of such Brand Manager and Licensee shall respect the opinion of Licensor in good faith if it is reasonable.

        The following Section 6.5 is deleted in its entirety and replaced by the following.

        6.5.    Production Samples.    In order to assist the Licensee in fully developing the Trademark as the essential tool in marketing the branded merchandise, prior to showing, selling or displaying any Merchandise or Trademark Use Materials to any customer of Licensee, Licensee shall submit to a representative of Licensor, who shall be designated by Licensor from time to time (the "Representative"), for the Representative's approval, a representation of production samples of each planned item of Merchandise and Trademark Use Materials. Production samples of the representation of planned items of Merchandise and Trademark Use Materials shall be submitted by Licensee to the Representative as soon as practical. Licensor shall have seven (7) days to approve or disapprove any submission by Licensee. If Licensor disapproves a Production sample submitted by Licensee, Licensee shall be entitled to resubmit a corrected Production sample. If the corrected production sample is not resubmitted within a reasonable time (such reasonable time to be determined under the circumstances by the Representative), or if the corrected production sample is disapproved or deemed disapproved by Licensor as hereinabove provided, neither the style represented by the disapproved production sample nor the corrected production sample shall be marketed or displayed to customers.

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

        The following Section 6.6 is deleted in its entirety and replaced by the following.

        6.6    Marketing and Advertising Materials.    As the value of the Trademark lies in promoting the quality and image of the Merchandise in the Territory of the Licensee, prior to advertising or marketing any Merchandise and Trademark Use Materials, Licensee shall submit a representation of seasonal advertising plans, layouts, concepts (herein referred to as "Advertising Materials") to Licensor. Licensor shall have seven (7) days to approve or disapprove any submission by Licensee. If Licensor disapproves Advertising Materials submitted by Licensee, Licensee shall be entitled to resubmit corrected Advertising Materials. If the corrected Advertising Materials are not resubmitted within a reasonable time (such reasonable time to be determined under the circumstances by the Representative), or if the corrected Advertising Materials are disapproved or deemed disapproved by Licensor as herein provided, neither the Advertised Materials nor the corrected Advertising Materials shall be displayed to customers.

        The following Section 7.2.1 is deleted in its entirety and replaced by the following.

        7.2.1.    Restriction on Use.    Licensee shall not use or permit the use of the Trademark for any purpose or use other than the uses licensed under this Agreement unless otherwise agreed to in writing by Licensor of which said consent will not be unreasonably withheld.

        The following Section 7.2.3 is deleted in its entirety and replaced by the following.

        7.2.3.    Registration.    Licensee shall, upon request, supply to Licensor enough specimens of advertisements, tags, labels and other use of the Trademark as may be required in connection with any of Licensor's Trademark applications or registrations. Licensee shall execute any instrument Licensor shall reasonably deem necessary or desirable to record or cancel Licensee as a registered user of the Trademark, it being understood and agreed that Licensee's right to use the Trademark in the event that the filing of a registered user application is required or is requested by Licensor shall commence only upon the filing of such registered user application, and shall continue only so long as this Agreement remains in effect. Licensor shall reimburse Licensee for any expenses, pre approved in writing by Licensor, in conjunction with the said request. If Licensor does not approve the said reimbursement, then Licensee shall use its best efforts to cooperate with Licensor upon request to facilitate Licensors said request.

        The following Section 7.2.4 is deleted in its entirety and replaced by the following.

        7.2.4.    Customer Complaints.    Licensee shall, in connection with its duty to use the Trademark so as to promote the continuing goodwill thereof, give immediate attention and take necessary action to satisfy all legitimate customer complaints brought against Licensee in connection with the Merchandise in the Companies. Licensee shall inform Licensor of complaints that might affect the goodwill associated with the Trademark or the reputation of Licensor and also of all complaints that might result in legal action between Licensor and any third party, and shall cooperate with Licensor upon request to achieve as good a reputation and press for the Trademark as possible. Licensor shall reimburse Licensee for any expenses, pre approved in writing by Licensor, in conjunction with the said request for cooperation. If Licensor does not approve the said reimbursement, then Licensee shall use its best efforts to cooperate with Licensor upon request to achieve as good a reputation and press for the Trademark as possible.

        The following Section 7.2.5 is deleted in its entirety and replaced by the following.

        7.2.5.    Indemnification of Licensee.    Licensor shall defend, indemnify and hold Licensee and its affiliates, directors, officers, employees, and agents (collectively, the "Licensee Parties") harmless of, from and against any damages which may be sustained or suffered by or secured against Licensee Parties based upon as a result of any material breach of this Agreement by the Licensor or arising out of any

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

actual or alleged Trademark infringement arising solely out of the use of Licensee Parties of the Trademark as authorized in this Agreement, save for where such claims is the result of negligence or default on the part of Licensee, provided (i) that prompt written notice is given to Licensor of any such actual or threatened claims or suits; (ii) that Licensor shall have the option to exclusively undertake and conduct the defense and/or settlement of any such claims or suits; (iii) that Licensee Parties act, with the prior consent of Licensor, to mitigate any damages; and (iv) that no settlement or attempt at settlement of any such claims or suits is made without the prior written consent of Licensor. Licensor to provide written reply within 10 working days of notification by Licensee.

        The following Section 8.2 is deleted in its entirety and replaced by the following.

        8.2.    Remedies.    If Licensee has not cured any such breach or nonperformance within (i) fifteen (15) days after Licensee receives written notice of such breach or nonperformance from Licensor for financial matters or (ii) thirty (30) days after Licensee receives written notice of such breach or nonperformance from Licensor for non financial matters, in addition to all of the other rights and remedies available to Licensor, whether pursuant to the terms of this Agreement, at law, in equity, or otherwise, Licensor shall have the right to terminate this Agreement without further notice to Licensee and all unpaid Minimum Guaranteed Royalty payments due and owing under this Agreement, shall be immediately due and payable.

        The following Section 8.3 is deleted in its entirety and replaced by the following.

        8.3.    Effect of Expiration or Termination.    Upon expiration or termination of this Agreement, the rights and licenses granted herein shall terminate and Licensee shall have no further right to use the Trademark in connection with the Merchandise, the Companies or otherwise save as provide under Clause 2.3. Upon the request of Licensor, Licensee shall immediately execute without further consideration such assignments and other instruments which may be required to be recorded to effect the termination of the licenses and rights granted herein (and the assignments of Licensee's rights to Licensor). Within twenty (20) days of the expiration or termination of this Agreement, Licensee shall deliver to Licensor all unpaid Royalties together with a final Quarterly Report covering all sales of Merchandise from the end of the period covered by the preceding Quarterly Report through the date of expiration or termination of this Agreement. Licensee is obligated to pay the pro-rated amount of the Annual Minimum Royalty to the date of termination and all the royalties due on Net Sales from liquidation of goods during the Disposal Period.

        The following Section 10.1 is deleted in its entirety and replaced by the following.

        10.1.    Indemnification of Licensor.    Licensee shall indemnify and hold Licensor and its affiliates, directors, officers, employees and agents (collectively, the "Licensor Parties") harmless from and against any and all liabilities, losses, claims, suits, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) arising out of or otherwise relating to any claims of third parties against any of the Licensor Parties involving the design, manufacture, packaging, distribution, promotion, sale, marketing, advertising or other use of the Trademark, the Merchandise or the Trademark Use Materials save for where such claims is the result of negligence or default on the part of Licensor.

        The following Section 10.2 is deleted in its entirety and replaced by the following.

        10.2.    Insurance.    Licensee shall obtain and maintain throughout the term of this Agreement, at its own expense, general liability insurance, product liability insurance, and such other insurance as it

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

deems necessary with a responsible insurance carrier or carriers providing adequate protection to ensure it can meet any claims under this Agreement.

        The following Section 11.1 is deleted in its entirety and replaced by the following.

        11.1.    Notices.    All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered either by facsimile, electronic mail, or a delivery service (i.e. UPS or Federal Express) and addressed as follows:

If to Licensor:	Cherokee Inc. 6835 Valjean Avenue Van Nuys, California 91406 Attn.: Chief Executive Officer Fax 818.908.9191
If to Licensee:	As set forth on the Cover Agreement

        If sent by fax, electronic mail or a delivery service such notice or other communications shall be deemed delivered when received provided that the sender has confirmation of receipt. Either party may change its address at any time by written notice to the other party as set forth above.

        11.1 Notices to Licensee shall be sent to:

Tesco House Delamare Road Waltham Cross Herts EN8 9SL England Fax: 44-199-264-6715 Attn: Martin Field
with a copy to	Tesco Stores Ltd. Cirrus House, Falcon Way, Shire Park Welwyn Garden City, Herts, AL7 1AB Fax: 011-44-199-263-0794 Attn: John Hoerner

        The following Section 11.11 is deleted in its entirety and replaced by the following.

        11.11.    Change in Character of Licensee.    It is understood that the grant of the license herein by Licensor is premised upon the present character and composition of Licensee's management and Licensee's general good standing and reputation in the business community, and is therefore personal to Licensee. In the event of the sale or transfer of a substantial portion of the assets of Licensee's business or of a change in the controlling interest in Licensee's business or of a merger or consolidation of Licensee's business with any other entity, or in the event of substantial change in the management of Licensee or of Licensee's property being expropriated, confiscated or nationalized by the government, or in the event of the de facto control of Licensee or of any its subdivisions or agencies being assumed by a government or government agency or representative, Licensor may, at its reasonable option, terminate the license granted in this Agreement on thirty (30) day's written notice to Licensee.

        The following Section 11.13 is added to the Agreement.

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

        11.13  No announcements regarding this Agreement or the relationship between the parties will be made by Licensee or Licensor without the prior approval of the Licensees Corporate Affairs Department and Licensor except that either party shall have the right to make such disclosures as required by law or court order.

        IN WITNESS WHEREOF, the parties hereto have executed this Cover Agreement as of the date first above written.

LICENSEE:	TESCO STORES LIMITED, a United Kingdom corporation.
	By:	/s/ John Hoerner
	Name:	John Hoerner Director
LICENSOR:	CHEROKEE INC., a Delaware corporation
	By:	/s/ Robert Margolis Robert Margolis Chairman and CEO

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

CHEROKEE INC.—INTERNATIONAL RETAIL LICENSE AGREEMENT

        THIS LICENSE AGREEMENT (this "Agreement"), is made and entered into as of the date set forth on the Cover Agreement to this Agreement ("Cover Agreement") by and between CHEROKEE INC., a Delaware corporation ("Licensor"), and the licensee indicated on the Cover Agreement ("Licensee"), with reference to the following facts:

        A.    Licensor is the owner of the "Cherokee" trademark and various other marks incorporating the name Cherokee with various stylized designs (collectively, the "Trademark"), and the goodwill associated with the Trademark. (See Exhibit C)

        B.    Licensor and Licensee desire to enter into this License Agreement with respect to the sale of certain merchandise all upon the terms and conditions herein set forth.

        NOW, THEREFORE, the parties hereto agree as follows:

        1.    Grant of License.    Upon the terms and conditions contained in this Agreement, Licensor hereby grants to Licensee, and Licensee hereby accepts, the exclusive right and license to use the Trademark in the Territory to market the branded Merchandise, obtained by the Licensee from its suppliers during the term provided in Section 2.1 below solely in connection with the sale of the merchandise bearing the Trademark in the categories indicated on the Cover Agreement (the "Merchandise") solely by the companies indicated on the Cover Agreement (the "Companies"), and to manufacture such Merchandise (and have such Merchandise manufactured) solely for sale by the Companies. Such license shall not include the right to grant sublicenses to third parties. The foregoing license is limited to use of the Trademark in connection with the sale of Merchandise in the Companies and does not include the right to use the Trademark in connection with the manufacture, distribution or sale of any products except for Merchandise sold by those Companies.

        2.    TERM.

          2.1    Term.    The term of this Agreement (the "Term") shall be as set forth on the Cover Agreement.

          2.2    Copies of Purchase Order.    In order to understand the volume of business being transacted by the Licensee, the Licensee shall provide Licensor with copies of all purchase orders Licensee issues for Merchandise as soon as practical after such purchase orders are issued by Licensee.

          2.3    Liquidation of Goods.    Upon the termination of this Agreement by Licensor or Licensee, for any reason whatsoever, Licensee shall immediately discontinue (except as hereinafter permitted) its use of the Trademark in connection with the design, manufacture or sale of the Merchandise or the Trade Use Materials, and thereafter will no longer use or have the right to use the Trademark in any form or manner whatsoever. Licensor shall thereupon have a right of first refusal to purchase any finished goods or any piece goods in Licensee's possession on the date this Agreement is terminated, at a price equal to Licensee's actual cost of production thereof. If Licensor declines to purchase all of such goods at that time, Licensee shall have *** days from the date of termination of this Agreement (hereinafter referred to as the "Disposal Period") in which to use the Trademark to dispose of its inventory of the Merchandise manufactured, or ordered and in production, by Licensee prior to the termination date. Such disposition must be through the same channels used by Licensee prior to the termination of this Agreement.

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

        3.    PAYMENTS.

          3.1    Initial License Fee.    Concurrently with the execution of this Agreement, Licensee shall pay to Licensor that sum of dollars set forth on the Cover Agreement (the "Initial License Fee"). Licensee agrees that the Initial License Fee is fully earned by Licensor upon and for the grant of the license herein granted and that the Initial License Fee is neither refundable nor contingent on Licensee actually selling any of the Merchandise.

          3.2    Royalty.    Licensee shall pay to Licensor as a royalty (the "Royalty") an amount equal to that percentage of its Net Sales of Merchandise, as is indicated on the Cover Agreement. For purposes of this Agreement the term "Net Sales" shall mean and refer to the price for all Merchandise sold by Licensee, less any refunds and credits for returns actually given by Licensee to its customers. All royalties payable by Licensee hereunder shall be paid in full, without set-off or counterclaim, free of any deductions or withholdings. In the event that Licensee is prohibited by applicable law from making payments hereunder free of deductions or withholdings, thus Licensee shall pay such additional amounts to Licensor as may be necessary in order that the actual amount received after deduction or withholding (and after deduction or withholding or payment of any additional taxes or other charges due as a consequence of the payment of such additional amount) shall be equal to the amount that would have been received if such deduction or withholding were not required; provided, further, that if required by applicable law, Licensee shall withhold the amount of any taxes levied by the Government of The United Kingdom on payments made by Licensee to Licensor and which are by law payable by Licensor, shall promptly effect payment thereof to the appropriate tax authorities, and shall transmit to Licensor official tax receipts or other evidence issued by the appropriate tax authorities sufficient to enable Licensor to support a claim for the United States income tax credit in respect of any such taxes so paid.

          3.3    Annual Minimum Royalties.    Licensee shall pay Licensor the Annual Minimum Royalties as set forth on the Cover Agreement (the "Annual Minimum Royalties"). Such Annual Minimum Royalties shall not be refundable under any circumstance. Licensee shall pay Licensor one-fourth of the applicable Annual Minimum Royalties for each Contract Year, to the extent royalties accrued and paid for such Contract Year do not exceed Annual Minimum Royalties then due. Within *** calendar days following the end of each Quarter, Licensee shall calculate the aggregate accrued royalties payable to Licensor from the start of the applicable Contract Year to the end of such Quarter. Such aggregate accrued royalties shall be compared to the sum of all royalties already paid (including Annual Minimum Royalties) for such Contract Year. If such aggregate accrued royalties are less than the aggregate Annual Minimum Royalties due for the Contract Year to date, no royalties in addition to Annual Minimum Royalties shall then be payable. If such aggregate accrued royalties exceed aggregate Annual Minimum Royalties due for the Contract Year to date, the amount of such aggregate accrued royalties less the total of all royalties already paid for such Contract Year shall be due and payable. The foregoing provisions shall apply separately to each Contract Year, such that any excess of accrued royalties over Annual Minimum Royalties for any given Contract Year shall not apply toward satisfying Annual Minimum Royalties for any given Contract Year and shall not apply as a credit against any royalties accruing in any subsequent Contract Year.

        4.    MANNER OF PAYMENT.

          4.1    Quarterly Payment.    Not later than the twentieth (20th) day of each and every quarter beginning with the first quarter following the quarter during which Licensee first sells Merchandise, Licensee shall pay and deliver to Licensor the Royalty with regard to Net Sales in the previous quarter.

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

          4.2    Prompt Delivery.    Licensee acknowledges and agrees that the timely delivery of the payments required by Section 4.1 and of the Quarterly Reports required by Section 5.2 hereof are essential to this Agreement. Interest shall accrue on all past due payments hereunder from their respective due dates until paid at the rate of *** percent (***%) per month, or if such rate exceeds the maximum rate allowed by law, at the maximum rate allowed by law, and shall be payable on demand.

        5.    REPORTS, RECORD KEEPING AND AUDITS.

          5.1    Maintenance of Records.    Licensee shall keep true and accurate books of account and records in accordance with generally accepted accounting principles, consistently applied, covering all transactions relating to this Agreement and the license hereby granted. Such records shall be maintained for at least three years after the month to which such records relate.

          5.2    Quarterly Reports.    Every Royalty payment pursuant to Section 4.1 shall be accompanied by a report (individually, the "Quarterly Report" and collectively, the "Quarterly Reports") as to:

            a.     The quantity, description and gross sales of all Merchandise sold by Licensee during the quarter to which such Royalty relates;

            b.     The aggregate gross sales of all Merchandise and the Net Sales for such quarter;

            c.     Any other information that may be required under any other provision of this Agreement or that may, from time to time, be reasonably required by Licensor.

          5.3    Audit.    Licensor and its duly authorized representatives shall have the right upon reasonable notice and at all reasonable hours during normal business days to examine and copy such books of account and records and all other documents and materials in the possession or under the control of Licensee with respect to the subject matter and the terms of this Agreement, the cost of which shall be borne by Licensor. If the audit discloses that the Royalty payments actually due exceed the Royalty payments paid, Licensee shall pay the unpaid Royalty and interest on such unpaid Royalty payments computed from the date such Royalty payments were due, accrued at the rate of *** percent (***%) per month, or if such rate exceeds the maximum rate allowed by law, at such maximum legal rate. In addition, if the audit discloses that the Royalty payments actually due exceed the Royalty payments paid by an amount greater than *** percent (***%) of the Royalty payments paid, the cost of the audit performed by Licensor shall be paid by Licensee.

        6.    STANDARDS OF QUALITY.

          6.1    Enhancement of Trademark.    The Merchandise and any expression by Licensee, directly or indirectly, which by its nature conveys to others the existence of a relationship between Licensee and the Trademark or the Merchandise (including, without limitation, all packaging, labeling, fixturing,. advertising, point of sale and sales promotion materials and product literature (any such expression is herein referred to as "Trademark Use Materials") (i) shall be of good quality and of such style, appearance, distinctiveness and quality (which shall comport with the Cherokee quality assurance manual dated July, 2000 or as reasonably revised by Licensor) as to protect and enhance the prestige of Licensor and of the Trademark and the goodwill pertaining thereto; (ii) shall in no manner adversely affect any rights of ownership of Licensor in the Trademark and shall in no manner derogate or detract from the repute of Licensor or the Trademark; (iii) shall in all respects (including, without

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

  limitation, the manufacture, sale, marketing and advertising) be in accordance with all of the terms and provisions of this Agreement, with all applicable laws, rules and regulations and with any approval decision made by Licensor; and (iv) shall be subject to the prior written approval by Licensor in accordance with all of the terms and provisions of this Agreement. In addition, Licensee shall supply Licensor or a designee of Licensor with samples of all packaging, labels and related materials featuring the Trademark. Upon receipt of such packaging, labels and related materials, Licensor shall have ten (10) business days in which to review and approve. If Licensor has not indicated approval in writing of any such materials with ten (10) business days, then such materials shall be deemed to have been approved.

          6.2    Quality Control.    In order to protect the value of the Trademark, as a designation of the quality of the Merchandise, the Licensee acknowledges and agrees that the control by Licensor over the nature and quality of all Merchandise, the Trademark and all Trademark Use Materials is an essential element of the license herein granted. Accordingly, all aspects of the Merchandise and Trademark Use Materials and use of the Trademark shall be submitted to Licensor's representative for approval pursuant to Section 6.4, and shall be subject to the prior written approval of Licensor. Licensor's approval of any Merchandise, any Trademark Use Materials or the use of the Trademark shall be limited to the particular subject matter of the submission (e.g., the approval of a particular Trademark Use Material shall not be construed as an approval of the Merchandise on which it may be associated) and shall be limited to the period of use set forth in the applicable approval document. Licensor may give Licensee notice (a "Non-Conformance Notice") at any time that (i) any or all of the Merchandise or the Trademark Use Materials being designed, manufactured or sold by Licensee under the Trademark do not meet the design or quality standards for that style or line of Merchandise or Trademark Use Materials as represented by the original sample, sketch or swatch approved by Licensor; (ii) that Licensee has otherwise failed to produce any or all of the Merchandise or the Trademark Use Materials in conformity with the approval given by Licensor, or (iii) that Licensee has otherwise failed to properly use the Trademark on any or all of the Merchandise or Trademark Use Materials in accordance with the terms and provisions of this Agreement or any applicable laws, rules or regulations (herein referred to as a "Non-Conforming Use"). The decision of Licensor as to whether or not there has occurred a Non-Conforming Use shall be binding upon the parties. If Licensor gives Licensee a Non-Conformance Notice, Licensee shall immediately (i) cease the manufacture or sale of such non-conforming items, (ii) correct the defects in any non-conforming items and submit such corrected items to Licensor for its approval or, if not correctable, destroy all such items, and (iii) correct the manufacturing process of such items and subject samples of the items made under the corrected process to Licensor for Licensor's approval prior to first re-shipment thereof. Licensee shall be deemed to have breached this Agreement if after Licensee receives a Non-Conformance Notice, Licensee fails to comply with any of the foregoing. Notice by Licensor hereunder shall not relieve Licensee from its obligation to pay the Royalty required under this Agreement on the sale of such Merchandise made by Licensee. The right to check the quality of the Trademarked goods in this manner does not effect the Licensee's rights to place the manufacture of the Merchandise with the manufacturers or suppliers of its choice, provide the Merchandise meets the quality control standards set forth in this Agreement.

          6.3    Licensee Standards and Procedures.    Concurrently with the execution of this Agreement, and on an annual basis thereafter, Licensee shall provide Licensor with a written copy of Licensee's quality control standards and procedures.

          6.4    Manufacture of Merchandise.

            6.4.1  Manufacture of Products Using the Cherokee Trademark in order for the Licensor to satisfy themselves that the only manufacturers the quality and design of the Merchandise is paramount to the value and integrity of the Trademark. In order for the Licensor to satisfy themselves

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

    that only manufacturers used are those who meet the designated quality criteria laid down by the Licensor, the licensee shall, prior to entering into any agreement with a manufacturer to supply Merchandise, obtain the manufacturers agreement as set forth in Exhibit A and send a copy of such executed agreement to Licensor. In the event that the Licensed Products are manufactured by any person other than contractor, Licensee shall require such person contractually to observe and perform all relevant terms of this Agreement. This requirement in no way shall inhibit or hinder the licensee in selecting who shall manufacture or supply the Merchandise.

            6.4.2  Pre-Production Sketches and Material Swatches. Prior to manufacturing any Merchandise or Trademark Use Materials Licensee shall submit to a representative of Licensor, who shall be designated by Licensor from time to time (the "Representative"), for the Representative's approval, sketches with appropriate material swatches of each planned item of Merchandise and Trademark Use Materials (hereafter referred to as "Pre-Production Information") using EXHIBIT B. Pre-Production Information for each planned item of Merchandise and Trademark Use Materials shall be submitted by Licensee to the Representative as soon as practical, but no later than seven (7) days after the issuance of the purchase order. Licensor shall have seven (7) days to approve or disapprove any submission by Licensee. If Licensor disapproves a submission by Licensee, Licensee shall be entitled to resubmit a corrected Pre-Production Information Sheet. If the corrected Pre-Production Information sheet is not resubmitted within a reasonable time (such reasonable time to be determined under the circumstances by the Representative), or if the corrected Pre-Production Information sheet is disapproved or deemed disapproved by Licensor as hereinabove provided, neither the style represented by the disapproved Pre-Production Information sheet nor the corrected Pre-Production Information sheet shall be marketed or displayed to customers.

            6.4.3  Brand Manager of Licensee. In order to better coordinate, develop and grow the Licensed Mark, Licensee shall hire utilize a full time employee and continue to maintain, at Licensee's expense, a full time brand manager to act as a brand manager (the "Brand Manager") to perform various duties as designated by Licensee. Brand Manager shall be a person who is knowledgeable and experienced in the apparel, footwear, accessory business, and other related businesses, and shall be assigned to work with Licensor and Licensor-related matters. exclusively. If any problem including unsatisfactory fulfillment of the duties of the Brand Manager happens, Licensor shall have the right to discuss the problem with the superior manager of Licensee supervising such Brand Manager to find the solution including replacement of such Brand Manager and Licensee shall respect the opinion of Licensor in good faith if it is reasonable.

          6.5    Production Samples.    Prior to showing, selling or displaying any Merchandise or Trademark Use Materials to any customer of Licensee, Licensee shall submit to a representative of Licensor, who shall be designated by Licensor from time to time (the "Representative"), for the Representative's approval, production samples of each planned item of Merchandise and Trademark Use Materials. Production samples of each planned item of Merchandise and Trademark Use Materials shall be submitted by Licensee to the Representative as soon as practical. Licensor shall have seven (7) days to approve or disapprove any submission by Licensee. If Licensor disapproves a Production sample submitted by Licensee, Licensee shall be entitled to resubmit a corrected Production sample. If the corrected production sample is not resubmitted within a reasonable time (such reasonable time to be determined under the circumstances by the Representative), or if the corrected production sample is disapproved or deemed disapproved by Licensor as hereinabove provided, neither the style represented by the disapproved production sample nor the corrected production sample shall be marketed or displayed to customers.

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

          6.6    Marketing and Advertising Materials.    Prior to advertising or marketing any Merchandise and Trademark Use Materials, Licensee shall submit seasonal advertising plans, layouts, concepts (herein referred to as "Advertising Materials") to Licensor. Licensor shall have seven (7) days to approve or disapprove any submission by Licensee. If Licensor disapproves Advertising Materials submitted by Licensee, Licensee shall be entitled to resubmit corrected Advertising Materials. If the corrected Advertising Materials are not resubmitted within a reasonable time (such reasonable time to be determined under the circumstances by the Representative), or if the corrected Advertising Materials are disapproved or deemed disapproved by Licensor as hereinabove provided, neither the Advertised Materials nor the corrected Advertising Materials shall be displayed to customers.

        7.    PROTECTION OF TRADEMARK.

          7.1    Acknowledgments and Agreements of Licensee.    As a material inducement to Licensor to enter into this Agreement, and as a material part of the consideration to Licensor hereunder, Licensee hereby acknowledges and agrees that:

            7.1.1  (i) Licensor owns the Trademark worldwide and all rights, registrations, applications and filings with respect to such Trademark and all renewals and extensions of any such registrations, applications and filings; (ii) Licensor has the right to license the Trademark; and (iii) Licensee is acquiring hereby only the right to use the Trademark for the purpose stated in and pursuant to the terms and conditions of the Agreement.

            7.1.2  (i) Great value is placed on the Trademark, and the goodwill associated therewith; (ii) the Trademark and all rights therein and goodwill pertaining thereto belong exclusively to Licensor; and (iii) all authorized use of the Trademark by Licensee shall inure to the benefit of Licensor.

            7.1.3  The consuming public and the industry associate the Trademark with products of consistently high quality;

            7.1.4  The conditions, terms, restrictions, covenants and limitations of this Agreement are necessary, equitable, reasonable and essential to assure the consuming public that all goods sold under the Trademark are of the same consistently high quality as sold by others who are or may hereafter be licensed to design, manufacture and/or sell any products by, under or with the Trademark.

          7.2    Protection of Rights.

            7.2.1    Restriction on Use.    Licensee shall not use or permit the use of the Trademark for any purpose or use other than the uses licensed under this Agreement.

            7.2.2    General.    Licensee shall cooperate fully and in good faith with Licensor for the purpose of securing and preserving Licensor's (or any grantee of Licensor's) rights in and to the Trademark. Licensee shall cause to appear on and in connection with the Merchandise in the Companies and advertising such statutory trademark notices and other notices proclaiming and identifying the Trademark as property of Licensor as Licensor may deem appropriate from time to time.

            7.2.3    Registration.    Licensee shall, upon request, supply to Licensor enough specimens of advertisements, tags, labels and other use of the Trademark as maybe required in connection with any of Licensor's Trademark applications or registrations. Licensee shall execute any instrument Licensor shall reasonably deem necessary or desirable to record or cancel Licensee as a registered user of

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

    the Trademark, it being understood and agreed that Licensee's right to use the Trademark in the event that the filing of a registered user application is required or is requested by Licensor shall commence only upon the filing of such registered user application, and shall continue only so long as this Agreement remains in effect.

            7.2.4    Customer Complaints.    Licensee shall, in connection with its duty to use the Trademark so as to promote the continuing goodwill thereof, give immediate attention and take necessary action to satisfy all legitimate customer complaints brought against Licensee in connection with the Merchandise in the Companies. Licensee shall give Licensor immediate written notice of all complaints that might affect the goodwill associated with the Trademark or the reputation of Licensor and also of all complaints that might result in legal action between Licensor and any third party, and shall cooperate with Licensor upon request to achieve as good a reputation and press for the Trademark as possible.

            7.2.5    Indemnification of Licensee.    Licensor shall defend, indemnify and hold Licensee and its affiliates, directors, officers, employees, and agents (collectively, the "Licensee Parties") harmless of, from and against any damages which may be sustained or suffered by or secured against Licensee Parties based upon or arising out of any actual or alleged Trademark infringement arising solely out of the use of Licensee Parties of the Trademark as authorized in this Agreement, provided (i) that prompt written notice is given to Licensor of any such actual or threatened claims or suits; (ii) that Licensor shall have the option to exclusively undertake and conduct the defense and/or settlement of any such claims or suits; (iii) that Licensee Parties act, with the prior consent of Licensor, to mitigate any damages; and (iv) that no settlement or attempt at settlement of any such claims or suits is made without the prior written consent of Licensor. Licensor to provide written reply within 10 working days of notification by Licensee.

        8.    DEFAULTS BY LICENSEE AND REMEDIES OF LICENSOR.

          8.1    Defaults by Licensee.    The occurrence of any one or more of the following shall constitute a default by Licensee under this Agreement.

            8.1.1  Licensee shall fail to make any payment or submit any report required under this Agreement when due;

            8.1.2  Licensee uses the Trademark in any manner likely to deceive or mislead the public, to endanger the validity of the Trademark or to damage or impair the reputation or value of the Trademark;

            8.1.3  The failure of Licensee to perform any of its other obligations under this Agreement.

          8.2    Remedies.    If Licensee has not cured any such breach or nonperformance within ten (10) days after Licensee receives written notice of such breach or nonperformance from Licensor, in addition to all of the other rights and remedies available to Licensor, whether pursuant to the terms of this Agreement, at law, in equity, or otherwise, Licensor shall have the right to terminate this Agreement without further notice to Licensee and all unpaid Minimum Guaranteed Royalty payments due and owing under this Agreement, shall be immediately due and payable.

          8.3    Effect of Expiration or Termination.    Upon expiration or termination of this Agreement, the rights and licenses granted herein shall terminate and Licensee shall have no further right

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

  to use the Trademark in connection with the Merchandise, the Companies or otherwise. Upon the request of Licensor, Licensee shall immediately execute without further consideration such assignments and other instruments which may be required to be recorded to effect the termination of the licenses and rights granted herein (and the assignments of Licensee's rights to Licensor). Within twenty (20) days of the expiration or termination of this Agreement, Licensee shall deliver to Licensor all unpaid Royalties together with a final Quarterly Report covering all sales of Merchandise from the end of the period covered by the preceding Quarterly Report through the date of expiration or termination of this Agreement. Licensee is obligated to pay the pro-rated amount of the Annual Minimum Royalty to the date of termination and all the royalties due on Net Sales from liquidation of goods during the Disposal Period.

          8.4    Merchandise and Trademark Use Materials.    Subject to the Disposal Period, Licensee shall, at its sole expense, (i) remove or obliterate the Trademark from all Merchandise and Trademark Use Materials from which the Trademark can be removed or obliterated, and (ii) either destroy or deliver to Licensor all Merchandise and Trademark Use Materials from which the Trademark cannot be removed or obliterated.

        9.    ASSIGNMENTS AND SUBCONTRACTS.

          9.1    Assignments.    Neither this Agreement nor any of the rights or duties hereunder nor the license granted hereby may be assigned, sub-licensed, encumbered or otherwise transferred in any way by Licensee, without the prior written consent and agreement of Licensor, which may be withheld in Licensor's sole and absolute discretion. Any purported assignment, sub-licensed, encumbrance or other transfer, whether voluntary or involuntarily, by operation of law or otherwise, shall be null and void and shall constitute a default hereunder by Licensee.

          9.2    Contracts.    Licensee shall have the right to contract the manufacture of the Merchandise and the Trade Use Materials bearing the Trademark to third party manufacturers so long (i) each such contractor shall execute a letter in the form of Exhibit "A" hereto and a copy of such letter is delivered to Licensor within seven (7) days after it is signed, but in any event prior to the contractor beginning to manufacture, (ii) each such contractor shall be subject to the inspection and quality control procedures set forth herein and (iii) the Merchandise and Trade Use Materials meet the quality standards set forth in this Agreement.

        10.    INDEMNIFICATION AND INSURANCE.

          10.1    Indemnification of Licensor.    Licensee shall indemnify and hold Licensor and its affiliates, directors, officers, employees and agents (collectively, the "Licensor Parties") harmless from and against any and all liabilities, losses, claims, suits, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) arising out of or otherwise relating to any claims of third parties against any of the Licensor Parties involving the design, manufacture, packaging, distribution, promotion, sale, marketing, advertising or other use of the Trademark, the Merchandise or the Trademark Use Materials.

          10.2    Insurance.    Licensee shall obtain and maintain throughout the term of this Agreement, at its own expense, general liability insurance, product liability insurance, and such other insurance as Licensor may, from time to time require, with a responsible insurance carrier or carriers acceptable to Licensor providing adequate protection (at least in the amount of $*** single limits for personal injury or property damage, with no deductible) and naming Licensor as an additional insured. As soon as possible after the execution of this Agreement, Licensee shall deliver to Licensor a fully paid

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

  certificate or certificates of insurance, naming Licensor as an additional insured, and providing that such policy or policies are cancelable only after thirty (30) days prior written notice to Licensor. No changes shall be made in such policy or policies of insurance without the prior written consent of Licensor.

        11.    GENERAL PROVISIONS.

          11.1    Notices.    All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered either by personal service, facsimile or by United States mail, registered or certified mail, postage prepaid, return receipt requested, and addressed as follows:

If to Licensor:	Cherokee Inc. 6835 Valjean Avenue Van Nuys, California 91406 Attn.: Chief Executive Officer Fax 818.908.9191
If to Licensee:	As set forth on the Cover Agreement

        If delivered personally, such notices or other communications shall be deemed delivered upon delivery. If sent by fax, such notice or other communications shall be deemed delivered when received provided that the sender has confirmation of receipt. If sent by United States mail, registered or certified mail, postage prepaid, return receipt requested, such notices or other communications shall be deemed delivered upon delivery or refusal to accept delivery as indicated on the return receipt. Either party may change its address at any time by written notice to the other party as set forth above.

          11.2    Entire Agreement.    This Agreement including the Cover Agreement sets forth the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, discussions and agreements relating to the subject matter hereof. This Agreement may not be orally changed, altered, modified or amended in any respect.

          11.3    Successors and Assigns.    This Agreement shall be binding upon and shall insure to the benefit of the successors and permitted assigns of the parties.

          11.4    Choice of Law.    The validity, construction and enforcement of this Agreement shall be governed by the laws of the State of California, in the United States of America, without regard to its choice of law principles.

          11.5    Dispute Resolution.    Any claim or controversy arising out of or relating to this Agreement, or any breach thereof wherein only damages are sought, shall be settled by the appointment of a retired judge of the Superior or Appellate Courts of California who shall act pursuant to Section 638.1 of the California Code of Civil Procedure "to try any and all of the issues in an action or proceeding, whether of fact or of law, and to report a state of decision thereon." The parties stipulate to the use of the reference procedure and agree that the Superior Court of Los Angeles County of the State of California may issue such orders as are necessary to implement the parties intent that any such claim or controversy shall be resolved through the use of the reference procedure. The decision reached by the referee shall be entered as a judgment of the Superior Court appointing the referee and such decisions shall be fully appealable. All fees and expenses of the referee shall be initially borne on a pro rata basis by the parties, but shall be recoverable by the prevailing party. Additionally, the prevailing party shall be entitled to recover, as an element of such party's cost of suit, and not as damages, all reasonable costs and

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

  expenses incurred or sustained by such prevailing party in connections with such actions, including without limitation, legal fees and costs.

          11.6    No Waiver.    No waiver by either party, whether express or implied, of any provision of this Agreement or of any breach or default of any party, shall constitute a continuing waiver of such provision or any other provisions of this Agreement, and no such waiver by any party shall prevent such party from acting upon the same or any subsequent breach or default of the other party of the same or any other provision of this Agreement.

          11.7    Disclaimer of Agency.    Nothing in this Agreement shall create a partnership or joint venture or establish the relationship of principal and agent or any other relationship of a similar nature between the parties hereto, and neither Licensee nor Licensor shall have the power to obligate or bind the other in any manner whatsoever.

          11.8    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          11.9    Authority.    Each individual signing on behalf of a party hereto represents and warrants that he or she is authorized to execute this Agreement on behalf of such party.

          11.10    Termination on Insolvency of Licensee.    Licensor may terminate this Agreement if Licensee becomes insolvent or is unable to pay its debts when due or a petition for relief under applicable bankruptcy law is filed by or against Licensee, or if Licensee makes any assignment for the benefit of its creditors, or if Licensee becomes the subject of, proceedings under any insolvency, reorganization or receivership law, or if Licensee defaults on any obligation which is secured by a security interest, in whole or in part, in the Merchandise, or if a manager or receiver-manager is appointed for Licensee or a substantial part of its business interests.

          The License and rights granted hereunder are personal to Licensee. No assignee for the benefit of creditors, receiver, debtor in possession, trustee in bankruptcy, sheriff or any other officer of court charged with taking over custody of Licensee's assets or business shall have any right to continue performance to exploit or in any way use the Trademark if this Agreement is terminated, except as may be required by law.

          11.11    Change in Character of Licensee.    It is understood that the grant of the license herein by Licensor is premised upon the present character and composition of Licensee's management and Licensee's general good standing and reputation in the business community, and is therefore personal to Licensee. In the event of the sale or transfer of a substantial portion of the assets of Licensee's business or of a change in the controlling interest in Licensee's business or of a merger or consolidation of Licensee's business with any other entity, or in the event of substantial change in the management of Licensee or of Licensee's property being expropriated, confiscated or nationalized by the government, or in the event of the de facto control of Licensee or of any its subdivisions or agencies being assumed by a government or government agency or representative, Licensor may, at its option, terminate the license granted in this Agreement on thirty (30) day's written notice to Licensee.

          11.12    United States Dollars.    All references to dollars in this Agreement are to United States Dollars. All amounts to be paid under this Agreement shall be paid in legal currency of the United States of America.

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LICENSEE:	TESCO STORES LIMITED, a United Kingdom corporation
	By:	/s/ John Hoerner
	Name:	John Hoerner Director
LICENSOR:	CHEROKEE INC., a Delaware corporation
	By:	/s/ Robert Margolis Robert Margolis Chairman and CEO

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

EXHIBIT A
(Letter from Licensee to Contractor)

Re: Manufacture of Products Using the Cherokee Trademark

Gentlemen:

        We are a licensee of Cherokee Inc. ("Licensor") and have the right to the use of the Cherokee trademark on the products listed on Schedule 1 hereto. You have been engaged by us as a manufacturer for Cherokee products. This letter sets forth and limits your sole authorization for use of the Cherokee trademarks in connection with manufacturing products for us.

        You shall not use the Cherokee trademarks in any manner whatsoever other than as directed by us. You shall affix or apply the Cherokee trademarks to the products and/or packaging materials strictly in conformity with specifications provided by us or as otherwise directed by us. You agree to order any Cherokee logoed packaging, labeling, trim or product from only manufacturers which have been pre-approved by Licensor. We will provide you with a list of such currently approved manufacturers. If you desire to add a manufacturer to such list, you will need to provide all information necessary for Licensor to make a determination as to whether to approve such manufacturer.

        You shall not use any other name, trademark or design in connection with Cherokee packaging materials unless so directed by us.

        You represent and warrant that all merchandise that you manufacture for us will be manufactured by you in your factory or factories set forth in Schedule 2 hereof or by your subcontractors in their factories whose locations are set forth on Schedule 2 hereof and that all merchandise will be labeled accordingly with the correct country of origin and in accordance with the laws, rules and regulations of the governments of the countries where the Cherokee products manufactured by you are sold at retail. All your subcontractors must sign a Maker's Certificate, also.

        Your manufacturer's number is                                    .

        In the event that any Cherokee products are rejected, because the products are defective in quality or otherwise defective, you agree to immediately remove all labels, tabs, snaps, and other markings bearing the Cherokee trademarks on such products before disposing of them. In the event that such markings cannot be removed from the products, they must be destroyed, or marked "Irregular" and you must contact us and Licensor. When you contact Licensor, you must advise Licensor to whom you intend to sell such rejected products and if Licensor approves the buyer, you may sell such rejected products only to such buyer and only within the Territory. If you are approved by Licensor to sell the products bearing any product identification, Licensor will be paid ***% of the sales price.

        In the event that any Cherokee products are rejected because they are shipped late, the order for such products has been canceled, or for any other reason, you agree to immediately remove all labels, tabs, snaps, and other markings bearing the Cherokee trademarks on such products before disposing of them. In the event that such markings cannot be removed from the products, you may either immediately destroy them or with Licensee's approval sell them only within the Territory. If you are approved by Licensor to sell the products bearing any product identification, Licensor will be paid ***% of the sales price.

        You shall adhere to the quality control guidelines and standards of vendor engagement of the Licensor.

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

        You should not directly or indirectly, disclose or use at any time (either during or after the completion of your manufacturing obligations, except to or for our benefit as we may direct) any confidential information of ours. All information and supporting materials of any kind (and rights arising therefrom) relating to the production, design, sale or marketing of any product bearing the Cherokee trademarks are and will be ours and/or the Licensor's sole property and are to be used solely in accordance with our instructions, and under no circumstances, are to be used by you, or any of your employees, or anyone else, in relation to any non-Cherokee product or trademark.

        You shall permit Licensor or its agent to inspect your activities and premises.

        In the event of your failure to abide by any of the foregoing, Licensor or we may seek all legal remedies against you, including seeking compensation for all damages sustained as a result of your actions or omissions, as well as injunctive relief.

        You acknowledge that you do not have any claims against Licensor arising out of this Agreement and that you will only look to us in connection with any claim under this Agreement.

        Licensor shall be a third-party beneficiary of this Agreement.

        This Agreement shall commence as of the date hereof and shall continue in effect for such period of time as we are purchasing the products from Manufacturer subject to earlier termination by us in connection with any claim under this Agreement.

        We and/or Licensor shall have the right to terminate this Agreement immediately upon written notice to Manufacturer in the event of (a) any affirmative act of insolvency by Manufacturer, (b) the appointment of any receiver or trustee to take possession of the properties of Manufacturer, (c) the winding-up, sale, consolidation, merger or any sequestration by governmental authority of Manufacturer, or (d) a material breach of any significant provision hereof by Manufacturer. In addition, should the Trademark License Agreement in effect between us and Cherokee expire or be terminated, for any reason, the Agreement shall likewise terminate.

        Please execute and return the enclosed copy of this letter to the undersigned acknowledging your agreement to abide by the foregoing.

Licensee Name:(print)	Signature:
Licensee (Company) Name (print)	Date:

ACCEPTED AND AGREED:

Maker Name:(print)	Signature:
Maker (Company) Name:(print)	Date:
Maker (Company) Address:(print)

Maker (Company) Phone/Fax:(print)

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Schedule 1 to Letter from Licensee to Contractor

Categories of merchandise that Licensee has the right to design, manufacture and sell.

DBA:	NAME (print)	RN #

At the time you cease to be an approved Maker, you shall either sell to Licensor (at cost) all labels in your possession or destroy such labels.

  A.
  The Name and Address of all of your locations where you manufacture Cherokee products are:

  B.
  The Name and Address of all your Sub-Contractors' locations where you have Cherokee products manufactured for you are:

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

STANDARDS OF VENDOR ENGAGEMENT

        CHEROKEE has a tradition of conducting its business in an ethical manner. As such we are concerned with the worldwide state of being of human rights and environmental degradation. We expect that the vendors with whom our Licensees source their products, share these same ethical concerns as well. In manufacturing CHEROKEE products, our Licensees should use the following Standards of Vendor Engagement in selecting vendors and seek compliance with these standards by their contractors, subcontractors, suppliers and other Cherokee related businesses.

        Our Licensees will seek vendors that allow them full knowledge of the facilities used in production. Cherokee Licensees reserve the right to undertake affirmative measures, such as on-site inspection of production facilities in order to implement and monitor these standards. Any effort to suppress any of these standards should be met with strong objection.

SAFE AND HEALTHY WORKPLACE
Cherokee Licensees will seek vendors who provide their employees with a safe and healthy workplace in compliance with local laws.

FORCED OR COMPULSORY LABOR
Cherokee Licensees will not knowingly work with vendors that use forced or other compulsory labor in the manufacture of Cherokee products. This includes labor that is required as a means of political coercion or as punishment for holding or for peacefully expressing political views.

DISCIPLINARY PRACTICES
Cherokee Licensees will not knowingly use vendors who use corporal punishment or other forms of mental or physical coercion.

NON-DISCRIMINATION
Cherokee Licensees must recognize and respect the cultural differences found in the world-wide marketplace. However, we believe that workers should be employed on the basis of their ability to carry out the duties of a particular job, rather than on the basis of personal characteristics or beliefs. Cherokee Licensees will seek vendors who share this belief.

WORKING HOURS AND OVERTIME
Cherokee Licensees will seek vendors who do not require more than 60-hour work weeks on a regularly scheduled basis, except for appropriately compensated overtime in compliance with local laws.

CHILD LABOR
Cherokee Licensees will seek vendors who do not use child labor. Cherokee Licensees will expect its vendors to comply with the law of the country of origin in defining the term "child", but Cherokee licensees will not knowingly use vendors that use labor from persons under the age of 14 regardless of the law of the country origin.

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

EXHIBIT B

CHEROKEE

PRE - PRODUCTION INFORMATION SHEET

Your detailed sewing and graded spec sheet to be attached.

Please print legibly.

P.O. #	Vendor Name/#	Retailer/Licensee:

Buyer:	Phone#	Dept. Name

Production Contact:	Phone #	Fax #

Sketch	Fabric Swatch
When manufacturing more than one style in the same fabric, one fabric swatch will suffice.

Quantity 1st Production	Fiber Content

Garment Country of Origin	Fabric Weight and count

Cherokee Labeling LB#	Colors

Placement	Dye Process

Garment Treatment	Country of Origin

Season	ETA In Store:

Care Instructions

Comments:

Mail to:	CHEROKEE Attn: Creative Services 6835 Valjean Avenue Van Nuys, CA 91406	Phone # (818) 908-9868 ext. 306 Fax # (818) 908-9191

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

EXHIBIT D

CHEROKEE RETAIL ACCOUNT SUMMARY REPORT

Licensee Name:

Type of Retail Outlet (free standing store, corner, …):	# of locations:

Report for Period Starting:	Period Ending:

Date Prepared:	Prepared by:

*****Please list all amounts in Retail dollars*****

Category of Merchandise	Total Amount Of All Licensed Products Sold

TOTAL

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

AMENDMENT NO. 1 TO LICENSE AGREEMENT

        THIS AMENDMENT NO. 1 TO LICENSE AGREEMENT (this "Amendment"), is made and entered into on the 22nd day of December, 2003, between Cherokee Inc., a Delaware corporation ("Licensor"), and Tesco Stores Limited, a United Kingdom corporation ("Licensee"), with reference to the following facts:

        WHEREAS, the Parties entered into a License Agreement (the "License Agreement") including a certain Cover Agreement (the "Cover Agreement"), dated as of March 10, 2003 superceding the License Agreement including a certain Cover Agreement, dated as of August 1, 2001 (hereinafter referred to as the "Agreement"); and

        WHEREAS, the Parties desire to amend the Agreement on the terms and conditions contained herein.

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.
The following subsidiaries of Licensee are added as parties to the Agreement for purposes of Section 1.3.4 (each being referred to as a "Subsidiary");

  EK-Chai Distribution Systems Co. Ltd. acting through its agent Tesco Stores Limited
  Samsung Tesco Co., Ltd. acting through its agent Tesco Stores Limited
  Tesco Stores (Taiwan) Ltd. acting through its agent Tesco Stores Limited
  Tesco Stores (Malaysia) Sdn Bhd acting through its agent Tesco Stores Limited
  Tesco—Global Stores Co. Ltd. acting through its agent Tesco Stores Limited
  Tesco Stores SR, a.s. acting through its agent Tesco Stores Limited
  Tesco Ireland Limited acting through its agent Tesco Stores Limited

2.
The following countries are added to the Territory. Thailand, Korea, Taiwan, Malaysia, Hungary, Slovakia

          Notwithstanding the foregoing, subject to this Agreement being in full force and effect, if Licensee's Net Retail Sales are less than those stated below in any Contract Year, then Licensor, in its sole discretion, has the right to remove said country from the Agreement by giving Licensee written notice within ninety (90) days after Licensor has received the relevant reporting for such Contract Year from Licensee. If Licensor exercises this right, then the liquidation of Merchandise in the said removed country shall be subject to the terms of the Disposal Period in section 2.3 of this Agreement.

Country	Contract Year ending 1/31/05	Contract Year ending 1/31/06	Contract Year ending 1/31/07	Contract Year ending 1/31/08	All subsequent Contract Years
Thailand	US$ ***	US$ ***	US$ ***	US$ ***	US$ ***
Korea	US$ ***	US$ ***	US$ ***	US$ ***	US$ ***
Taiwan	US$ ***	US$ ***	US$ ***	US$ ***	US$ ***
Malaysia	US$ ***	US$ ***	US$ ***	US$ ***	US$ ***
Hungary	US$ ***	US$ ***	US$ ***	US$ ***	US$ ***
Slovakia	US$ ***	US$ ***	US$ ***	US$ ***	US$ ***
3.
The following sentence is added to Section 5.2.

  All information pursuant to this section 5.2 shall be reported by category by country.

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

4.
The following shall be deleted from Section 3.2 of the License Agreement:

  "in full, without set-off or counterclaim, free of any deductions or withholdings. In the event that Licensee is prohibited by applicable law from making payments hereunder free of deductions or withholdings, this Licensee shall pay such additional amounts to Licensor as may be necessary in order that the actual amount received after deduction or withholding (and after deduction or withholding or payment of any additional taxes or other charges due as a consequence of the payment of such additional amount) shall be equal to the amount that would have been received if such deduction or withholding were not required: provided, further, that if required by applicable law, Licensee shall withhold the amount of any taxes levied by the Government of the United Kingdom on payments made by Licensee to Licensor and which are by law payable by Licensor or Licensee, shall promptly effect payment thereof to the appropriate tax authorities, and shall transmit to Licensor official tax receipts or other evidence issued by the appropriate tax authorities sufficient to enable Licensor to support a claim for the United States income tax credit in respect of such Taxes so paid."

  The above paragraph of Section 3.2 shall be replaced by the following:

  "after deductions for Taxes. For the purposes of this Agreement "Taxes" shall mean all taxes, imposts, levies, duties, set-offs, counterclaims or anything of that nature whatsoever and wherever arising in any of the countries in the Territory including but not limited to withholding taxes. If required by applicable law, Licensee shall withhold the amount of any Taxes levied by the Government of the relevant country in the Territory on payments made by Licensee to Licensor and which are by law payable by Licensor or Licensee, shall promptly effect payment thereof to the appropriate tax authorities, and shall transmit to Licensor official tax receipts or other evidence issued by the appropriate tax authorities sufficient to enable Licensor to support a claim for the United States income tax credit in respect of such Taxes so paid. It shall not be a breach of this Agreement if Licensor is not able to actually obtain the United States income tax credit for the entire amount of Taxes deducted. However, if Licensor is not able to actually obtain a United States income tax credit for the entire amount of the Taxes deducted or if Licensee cannot transmit to Licensor the foregoing tax receipts or other evidence, then Licensor and Licensee shall agree upon an amendment to this Agreement to as substantially as possible achieve the result of allowing Licensee to make the foregoing deductions and Licensor to obtain the foregoing tax credit."

5.
The following shall be added to the Cover Agreement as Section 1.3.4:

          Where Licensee has added a country to the Territory under this Section 1.3, Licensee shall at its option be entitled to arrange for the Subsidiary having responsibility for such country to pay Licensor directly for the Royalties due Licensor for such country for the purpose of allowing the Subsidiary to deduct Taxes from Royalties due (the "Arrangements"), provided Licensor receives from the Subsidiary sufficient documentation to allow Licensor to support a claim for a United States income tax credit in the amount of such Taxes deducted from Royalties due by such Subsidiary. Licensee shall be responsible for the payment of all Royalties, including without limitation those of each Subsidiary, to the extent only that such Royalties are not paid to Licensor by any Subsidiary in accordance with this section 1.3.4. Licensor shall if required by and at the direction of Licensee enter into a Supplemental Agreement with any such Subsidiary in such form as Licensee may reasonably require to give effect to the Arrangements, provided that the terms of the Arrangement and/or Supplemental Agreement are consistent with this Agreement, that except as set forth in this Section 1.3.4 do not materially change the terms of this Agreement, and that any such Arrangement and/or Supplemental Agreement does not violate any

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

  law. It shall not be a breach of this Agreement if Licensor is not able to actually obtain the foregoing United States income tax credit. However, if Licensor is not able to actually obtain a United States income tax credit for the entire amount of the Taxes deducted or if the Subsidiary cannot transmit to Licensor the foregoing tax receipts or other evidence, then Licensor and Licensee shall agree upon an Supplemental Amendment to this Agreement to substantially as possible achieve the result of allowing the Subsidiary to make the foregoing deductions and Licensor to obtain the foregoing tax credit, provided that the terms of the foregoing Supplemental Amendment are consistent with this Agreement, that except as set forth in this Section 1.3.4 do not materially change the terms of this Agreement, and that any such Supplemental Amendment does not violate any law.

6.
Except as amended hereby, the Agreement remains in full force and effect.

        IN WITNESS WHEREOF, each of the parties has executed this Amendment on the date first written above.

TESCO STORES LIMITED		CHEROKEE INC.
By:	/s/ Richard Brasher	By:	/s/ Robert Margolis
R. Brasher Director		Robert Margolis Chief Executive Officer
Tesco Stores (Malaysia) Sdn Bhd Acting through its agent TESCO STORES LIMITED
By:	/s/ Richard Brasher
R. Brasher Director
Tesco Stores SR, a.s. Acting through its agent TESCO STORES LIMITED
By:	/s/ Richard Brasher
R. Brasher Director

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Samsung Tesco Co., Ltd. Acting through its agent TESCO STORES LIMITED
By:	/s/ Richard Brasher
R. Brasher Director
Tesco Ireland Limited Acting through its agent TESCO STORES LIMITED
By:	/s/ Richard Brasher
R. Brasher Director
Tesco—Global Stores Co. Ltd. Acting through its agent TESCO STORES LIMITED
By:	/s/ Richard Brasher
R. Brasher Director
Tesco Stores (Taiwan) Ltd. Acting through its agent TESCO STORES LIMITED
By:	/s/ Richard Brasher
R. Brasher Director

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

AMENDMENT NO. 2 TO LICENSE AGREEMENT

        THIS AMENDMENT NO. 2 TO LICENSE AGREEMENT (this "Amendment"), is made and entered into on the 3rd day of August, 2004, between Cherokee Inc., a Delaware corporation ("Licensor"), and Tesco Stores Limited, a United Kingdom corporation ("Licensee"), with reference to the following facts:

        WHEREAS, the Parties entered into a License Agreement (the "License Agreement") including a certain Cover Agreement (the "Cover Agreement"), dated as of March 10, 2003 superceding the License Agreement including a certain Cover Agreement, dated as of August 1, 2001 as amended December 22, 2003 (hereinafter referred to as the "Agreement"); and

        WHEREAS, the Parties desire to amend the Agreement on the terms and conditions contained herein.

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.
The following subsidiaries of Licensee are added as parties to the Agreement for purposes of Section 1.3.4 (each being referred to as a "Subsidiary");

  Shanghai Kangcheng Storage Co. Limited acting through its agent Tesco Stores Limited

2.
The following countries are added to the Territory.

          Peoples Republic of China ("China")

          Notwithstanding the foregoing, subject to this Agreement being in full force and effect, if Licensee's Net Retail Sales are less than those stated below in any Contract Year, then Licensor, in its sole discretion, has the right to remove said country from the Agreement by giving Licensee written notice within ninety (90) days after Licensor has received the relevant reporting for such Contract Year from Licensee. If Licensor exercises this right, then the liquidation of Merchandise in the said removed country shall be subject to the terms of the Disposal Period in section 2.3 of this Agreement.

Country	Contract Year ending 1/31/07	Contract Year ending 1/31/08	Contract Year ending 1/31/09	Contract Year ending 1/31/10	All subsequent Contract Years
China	US$ ***	US$ ***	US$ ***	US$ ***	US$ ***
3.
This Agreement shall be registered or recorded in the Peoples Republic of China as is required by any governmental or provincial agency, at Licensee's expense. Licensee shall provide Licensor with the appropriate documentation of such registration or recordal within 5 days of the actual registration or recordal. Licensee will cooperate with Licensor in effectuating such registrations or recordals, or any renewals or amendments thereto. Licensee agrees to execute any amendments to this Agreement which are reasonably required to allow recordation of this Agreement with the Chinese Trademark Office, as long as such amendments do not materially and adversely affects the rights or obligations of Licensee hereunder.

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

4.
Except as amended hereby, the Agreement remains in full force and effect.

        IN WITNESS WHEREOF, each of the parties has executed this Amendment on the date first written above.

TESCO STORES LIMITED		CHEROKEE INC.
By:	/s/ Richard Brasher	By:	/s/ Robert Margolis
Director		Robert Margolis Chief Executive Officer

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

AMENDMENT NO. 3 TO LICENSE AGREEMENT

        THIS AMENDMENT NO. 3 TO LICENSE AGREEMENT (this "Amendment"), is made and entered into on the 29th day of July 05, between Cherokee Inc., a Delaware corporation ("Licensor"), and Tesco Stores Limited, a United Kingdom corporation ("Licensee"), with reference to the following facts:

        WHEREAS, the Parties entered into a License Agreement (the "License Agreement") including a certain Cover Agreement (the "Cover Agreement"), dated as of March 10, 2003 superceding the License Agreement including a certain Cover Agreement, dated as of August 1, 2001 as amended December 22, 2003 and December 2004 (hereinafter referred to as the "Agreement"); and

        WHEREAS, the Parties desire to amend the Agreement on the terms and conditions contained herein.

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree with effect from 29th July, 2005, as follows:

1.
The following companies are added to clause 1.1 of the Cover Agreement as being Companies in the Territory for the purposes of the Agreement:

  Tesco Stores (Poland)

  Tesco Stores (Czech Republic)

2.
Each of the following companies is added as a party to the Agreement as a Subsidiary for purposes of Section 1.3.4;

  Tesco Stores (Poland)                                    acting through its agent Tesco Stores Limited

  Tesco Stores (Czech Republic)                                    acting through its agent Tesco Stores Limited

3.
The following countries are added to the Territory.
Poland, Czech Republic as of July 29, 2005

4.
For the avoidance of any doubt, the following trade mark registrations are included within the definition of the Trademark in paragraph A of the License Agreement by virtue of this Amendment:

Mark	Country	Registration Number	Classes of Goods/Services
CHEROKEE	Poland	Z-212821 R148136	9—sunglasses, eyeglasses, eyeglass cases, sunglass frames, sunglass cases, eyeglass and sunglass chains
14—precious metals and their alloys and goods in precious metals or coated therewith, jewelry, horological and chronometic instruments including clocks, watches, wrist watches, precious stones. Watch
18—leather and limitations of leather, animals skins, hides and goods made of these materials, including gym bags, athletic bags, sports bags, travel bags, back packs, fanny packs; waist packs, handbags waist packs, handbags, purses, cases and brief cases, wallets coin holders, cosmetic cases, beach chairs, beach umbrellas, trunks, suitcases, umbrellas, parasols, walking sticks, whips, beach chairs and deck chairs
CHEROKEE	Poland	Z-2101264 74282	25—shoes and clothing
CHEROKEE	Poland	Z-162948/ 111395	24—textile and textile goods, namely towels, washcloths, sheets, pillow cases and bed spreads
CHEROKEE	Czech Republic	62887/ 172949	25—shoes and clothing

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

          Notwithstanding the foregoing, subject to this Agreement being in full force and effect, if Licensee's Net Retail Sales are less than those stated below in any Contract Year, then Licensor, in its sole discretion, has the right to remove said country from the Agreement by giving Licensee written notice within ninety (90) days after Licensor has received the relevant reporting for such Contract Year from Licensee. If Licensor exercises this right, then the liquidation of Merchandise in the said removed country shall be subject to the terms of the Disposal Period in section 2.3 of the License Agreement.

Country	Contract Year ending 1/31/06	Contract Year ending 1/31/07	Contract Year ending 1/31/08	All subsequent Contract Years
Poland	US$ ***	US$ ***	US$ ***	US$ ***
Czech Republic	US$ ***	US$ ***	US$ ***	US$ ***

          For the avoidance of doubt, Licensor and Licensee acknowledge that no Annual Guaranteed Minimum Royalty shall be payable in respect of the Net Retail Sales made by Licensee in Poland and Czech Republic. However, a Royalty shall be due on any Net Retail Sales made by Licensee in Poland and Czech Republic consistent with the terms of the Agreement.

5.
Except as amended hereby, the Agreement remains in full force and effect.

        IN WITNESS WHEREOF, each of the parties has executed this Amendment on the' date first written above.

TESCO STORES LIMITED		CHEROKEE INC.
By:	/s/ Richard Brasher	By:	/s/ Robert Margolis
R. Brasher Director		Robert Margolis Chief Executive Officer

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Tesco Stores (Poland) Acting through its agent TESCO STORES LIMITED
By:	/s/ Richard Brasher
R. Brasher Director
Tesco Stores (Czech Republic) Acting through its agent TESCO STORES LIMITED
By:	/s/ Richard Brasher
R. Brasher Director

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

LICENSE MEMO AGREEMENT

concluded on the day, month and year mentioned below between the contracting parties

        CHEROKEE INC., a company established and existing according to the laws of Delaware, seated at 6835 Valjean Avenue, Van Nuys, U.S.A. represented by Robert Margolis. (hereinafter referred to as "the Licensor")

and

        Tesco Stores Limited, a company established and existing according to the laws of United Kingdom, seated at Tesco House, Delaware Road, Cheshunt, Hertfordshire, Great Britain represented by Richard Brasher. (hereinafter referred to as "the Licensee")

Article I

        The Licensor is the proprietor of the Czech national trademark registration No. 172 949 "CHEROKEE", having priority as of July 23, 1991 (hereinafter referred to as "the Trademark"). The Trademark was registered to the Czech trademark register administered by the Industrial Property Office on July 2, 1993 for shoes and clothing.

Article II

        Pursuant to the license agreement referenced in Article III below (the "License Agreement"), the Licensor has granted to the Licensee the exclusive right to use the Trademark in the territory of the Czech Republic in relation to shoes and clothing.

Article III

1.
Licensor and Licensee are parties to a License Agreement dated March 10, 2003, as subsequently amended. This License Agreement is presently in force and effect and will continue as provided therein and renew as provided therein.

2.
The foregoing License Agreement may be terminated as provided therein.

Article IV

        This License Memo Agreement becomes effective with respect to the third persons upon its registration in the trademark register of the Czech Republic.

Article V

        All fees due the Licensor by the Licensee pursuant to the foregoing license shall be paid to the Licensor according to the foregoing License Agreement.

Article VI

1.
This License Memo Agreement, as well as the rights and obligations arising from or in relation with this License Memo Agreement, shall be governed by the laws of California in the United States of America, without regard to its choice of law principles.

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

2.
This License Memo Agreement is executed in three counterparts in English. Each contracting party shall receive one counterpart of the License Memo Agreement and one counterpart shall be submitted to the Industrial Property Office along with application for registration of the License Agreement to the trademark register of the Czech Republic.

3.
The parties declare that this License Memo Agreement has been concluded according to their true and free will and in earnest, in a definite and intelligible manner. In witness thereof and intending to be bound, the parties hereby execute this License Memo Agreement.

In Cheshunt on November 25, 2005	In Los Angeles on November 21, 2005
/s/ Richard Brasher (Richard Brasher) on behalf of the Licensee	/s/ Robert Margolis (Robert Margolis) on behalf of the Licensor

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

CHEROKEE INC.

and

TESCO STORES LIMITED

and

SHANGHAI KANGCHENG STORAGE CO. LIMITED

TRADE MARK SUB-LICENCE AGREEMENT

*berwin leighton paisner

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

PARTIES:

1	Cherokee	CHEROKEE INC., a company incorporated in Delaware whose address is 6835 Valjean Avenue, Van Nuys, California, 91406, USA;
2	TSL	TESCO STORES LIMITED, a company incorporated in England (company number 519500) whose registered office is at Tesco House, Delamare Road, Cheshunt, Hertfordshire, EN8 9SL, United Kingdom; and
3	SK	SHANGHAI KANGCHENG STORAGE CO. LIMITED, a Sino-foreign equity joint venture company whose registered office is at 708 Zhennan Road, #517, Shanghai, PRC.

BACKGROUND:

A
Cherokee and TSL have previously entered Into an international retail license agreement in respect of the Trademarks(as defined herein), which included a cover agreement, dated 1 August 2001. This was superseded by a further license agreement, including a cover agreement, dated 10 March 2003 (together entitled "International Retail License Agreement"), which was updated by an amendment agreement, dated 22 December 2003 (entitled "Amendment No 1 to License Agreement"), and further updated, so that among other things it covers the territory of the PRC (as defined herein), by an amendment agreement dated 3 August 2004 but signed in about December 2004 (entitled "Amendment No 2 to License Agreement"), collectively the "License Agreement".

B
Cherokee has consented and TSL wishes to grant a sub-license under the License Agreement to SK in accordance with the terms set out in this agreement.

C
It is intended by the parties that SK will grant further sub-licenses to its Affiliates for the purposes of manufacturing, marketing and selling the Merchandise in the Territory and the terms and conditions of any such sublicense shall be subject to those in the License Agreement.

D
The parties have agreed that Cherokee shall invoice SK (rather than TSL) for the royalties due in the Territory as invoiceable under this Agreement and that SK shall pay these royalties direct to Cherokee.

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

OPERATIVE PROVISIONS:

1.
Definitions and interpretation

1.1
Except where otherwise defined in this sub-license, defined terms used in this sublicense shall have the same meaning given to them in the License Agreement.

1.2
In this agreement:

1.2.1
"Affiliates" means in relation to an entity: any entity, company, or person (with or without legal person status) ("entity") which, either now or in the future,:

(i)
is under the control directly or indirectly of that entity; or

(ii)
controls directly or indirectly that entity; or

(iii)
is under direct or indirect common control with that entity and "control" means the ownership or control of more than fifty percent (50%) of the equity interest in the relevant entity and an entity is deemed to control another entity if the management body of the second entity is accustomed to acting in accordance with the instructions of the first entity; or

(iv)
is a joint venture in which that entity owns shares; or

(v)
is a co-venturer in any contractual joint venture to which that entity is a party.

1.2.2
"Invoiceable Amount" means the amount to be invoiced by Cherokee to SK on a quarterly basis in respect of the Royalties calculated as set out in Part B of Schedule 2.

1.2.3
"Margin" means ***% (or as may otherwise be agreed between the TSL and SK);

1.2.4
"PRC" means the People's Republic of China (but excluding, for the purposes of this Agreement, the Hong Kong Special Administrative Region, Taiwan and the Macau Special Administrative Region);

1.2.5
"Royalties" means the sum calculated by reference to SK's sublicensees' sales in the Territory calculated as set out in Part A of Schedule 2;

1.2.6
"Territory" means the PRC; and

1.2.7
"Trademarks" means the trademarks as specified in Schedule 1.

2.
License

2.1
TSL grants to SK a non-exclusive sub-license of its rights (including the Trademarks) under the license Agreement for the Term in the Territory.

2.2
Cherokee agrees that TSL is entitled to grant SK the sub-license granted under this Agreement in the Territory and that SK is entitled to grant further sub-licenses of those rights to its Affiliates in the Territory. The terms and conditions of such further sub-licenses shall be subject to the terms and conditions of this agreement and the license Agreement.

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

2.3
The terms and conditions of such further sub-licenses shall be as agreed between the parties to such further sub-licenses, subject to the terms and conditions of this agreement and the License Agreement.

2.4
Cherokee acknowledges that TSL may exploit the rights granted under the license Agreement via further TSL Affiliates in the Territory and agrees that TSL is entitled (without the need to obtain further consent from Cherokee, but subject to notifying Cherokee) to grant further sub-licenses of its rights under the License Agreement in the Territory to its Affiliates, who shall in turn be entitled to grant sub-licenses to their Affiliates, subject to the terms and conditions of this agreement and the License Agreement.

3.
SK's Obligations to TSL

3.1
SK agrees with TSL as follows:

3.1.1
SK shall not do anything or refrain from doing anything (and shall procure that its sub-licensees do not do anything or refrain from doing anything, which would cause TSL to be in breach of any of its obligations under the License Agreement or this agreement and shall comply with all directions from and requests made by the TSL in order to enable TSL to comply fully with any of its obligations under the License Agreement or this agreement.

3.1.2
For the avoidance of doubt, SK acknowledges and agrees that the wording of the License Agreement envisages that TSL will itself be exploiting the licensed rights and doing various acts, and SK agrees that where relevant such acts will be performed instead by SK or its sub-licensees (if any) and Cherokee agrees that such acts shall be deemed to have been performed by TSL under the License Agreement.

3.1.3
SK agrees to indemnify and keep indemnified TSL from and against all claims, liability, damages, losses and expenses which arise out of any breach of this sublicense by SK or any breach of any further sublicense by any of its Affiliates.

4.
Royalties and Invoiceable Amount

4.1
Upon receipt from SK of the Quarterly Report for the Territory, Cherokee shall invoice SK direct for the Invoiceable Amount in respect of the relevant quarter covered by the said Quarterly Report. The Invoiceable Amount shall be stated in United States Dollars and shall be due and payable by SK (subject to deductions under clause 4.2) within 30 days of receipt of the invoice, by wire transfer to the bank account designated by Cherokee.

4.2
All liability for Taxes relating to any Invoiceable Amount due from SK to Cherokee hereunder shall be borne by Cherokee and such Taxes shall be withheld and deducted from such sums due as required under applicable laws of the Territory.

(For the purposes of this Agreement "Taxes" shall mean all, insofar as they relate to tax, all taxes, imposts, levies, duties, set-offs, counterclaims or anything of that nature whatsoever and wheresoever arising in the Territory including but not limited to all applicable PRC withholding taxes and business tax).

4.3
If required by applicable law, SK shall withhold the amount of any Taxes levied by the Government of the Territory on payments made by SK to Cherokee and which are by law payable

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

  by Cherokee, shall promptly effect payment thereof to the appropriate tax authorities and shall transmit to Cherokee official tax receipts or other evidence issued by the appropriate tax authorities sufficient to enable Cherokee to support a claim for United States income tax credit in respect of such Taxes so paid in respect of the Invoiceable Amount. It shall not be a breach of this Agreement if Cherokee is not able to obtain the United States income tax credit for the entire amount of Taxes deducted or withheld.

4.4
The parties acknowledge that there may be unforeseen adverse business consequences caused by the fact that payment is to be made under this agreement direct from SK to Cherokee. It is therefore agreed that, on the request of TSL, the parties will negotiate in good faith to make appropriate alternative arrangements regarding payment to ensure that commercially appropriate provisions are put in place. If the parties are unable to agree such terms within 3 months then the parties shall refer the question to an independent solicitor of not less than ten years' experience in drafting and negotiating trade mark licenses. Such solicitor is to be appointed by the Chairman of the Law Society of England and Wales. The solicitor is to act as expert, and not as an arbitrator. The solicitor's fees and expenses are to be borne as the solicitor may direct (but in the absence of such direction, by the parties in equal shares) but the parties will bear their own costs with respect to the determination of the question by the expert. The determination of the solicitor, except in case of manifest error, is to be binding on the parties.

5.
Guarantee

5.1
TSL guarantees (as a continuing obligation) to Cherokee the performance by SK of its obligations under clause 4.1.

5.2
TSL undertakes to Cherokee that if SK fails to perform any of its obligations under clause 4.1 (where such obligation is capable of being lawfully performed at the time when performance is required), it will from time to time and on demand by Cherokee, promptly perform the same.

5.3
Save as set out in this clause 5, TSL shall have no obligation (under the License Agreement or this agreement) to pay Royalties or Royalty in respect of the Territory.

6.
Termination

6.1
This sub-license agreement shall remain in full force and effect for the duration of the License Agreement (to the extent the license remains in place in respect of the Territory) unless earlier terminated in accordance with clause 6.3 below.

6.2
TSL, SK and Cherokee agree that this sub-license agreement shall immediately terminate automatically in the event that the License Agreement is terminated and SK agrees to ensure that all sub-licenses it has granted will also automatically terminate immediately in such event.

6.3
TSL shall be entitled to terminate this agreement immediately by delivery of notice to SK and Cherokee in the event that:

6.3.1
SK is in material breach of its obligations under this agreement, which breach is not remedied by SK with in 30 days of receipt by SK of notice from TSL;

6.3.2
If any of the following events (or any similar, analogous or equivalent event under the laws of the Territory) occurs:

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

    6.3.2.1
    SK is the subject of proceedings for liquidation or dissolution or becomes insolvent, bankrupt or an event of a similar nature occurs;

    6.3.2.2
    SK ceases or threatens to cease to carry on the whole or a substantial part of its business;

    6.3.2.3
    Tesco Group's indirect ownership in SK falls below forty percent (40%) or SK otherwise ceases to be an Affiliate of TSL;

    6.3.2.4
    the PRC State Trademark Office or any other competent registration authority refuses to record or register this Agreement for whatever reason if such recordal or registration is required under PRC law or is necessary for the remittance of any payment due from SK to Cherokee hereunder;

  6.3.3
  Cherokee shall not be entitled to terminate this agreement unless the License Agreement is terminated in respect of the Territory.

7.
Miscellaneous

7.1
Any notice or other communication required to be given or sent under this agreement shall be in writing and delivered personally or sent by first class pest (in each case with a copy by facsimile) to the address set out above of the recipient, or any other address as notified by the recipient.

7.2
Unless the right of enforcement is expressly granted, it is not intended that any provision of this agreement shall be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to this agreement.

7.3
This agreement may be executed in any number of counterparts, each of which when executed shall be an original, but all the counterparts together shall constitute one document.

7.4
This agreement shall be governed by and construed in accordance with English law.

7.5
This agreement (and any related short form recordal licenses) may be written in a Chinese version and in an English version. Both the Chinese and English versions shall be legally effective. In the event of any discrepancy between the two aforementioned versions, the English version shall prevail.

7.6
SK shall, if required under PRC law and at SK's cost, record this agreement with the PRC State Trademark Office and SK's local bureau of industry and commerce (if applicable), and obtain the necessary recordal certificate.

7.7
Any dispute arising out of or in connection with this Agreement shall be submitted to the Singapore International Arbitration Centre to be finally settled by arbitration in accordance with the Arbitration Rules of that Centre by three arbitrators appointed in accordance with those Arbitration Rules. The place of arbitration shall be Singapore. The arbitration award shall be final and binding upon the Parties, and the Parties agree to be bound thereby and to act accordingly. The costs of arbitration and the costs of enforcing the arbitration award (including in each case witness expenses and reasonable attorneys' fees and disbursements) shall be borne by the losing Party, unless otherwise determined by the arbitration award.

  Executed by or on behalf of the parties on the date above written.

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

SCHEDULE 1

The Trademarks

Country	Status	App Number Reg Number	App Date Reg Date
China	Registered	9800091470 1375554	11-Aug-1998 21-Mar-2000
China	Registered	970022848 1169681	18-Mar-1997 21-Apr 1998
China	Registered	97/0022846 1166025	18-Mar-1997 14-Apr-1998
China	Registered	97/0022845 1175330	18-Mar-1997 14-May-1998
China	Registered	97/0022844 1164598	18-Mar-1997 07-Apr-1998
China	Registered	573 300751	07-Jan-1987 10-oct-1987
China	Registered	574 298475	07-Jan-1987 10-Sep-1987
China	Registered	970022847 1189377	18-Mar-1997 07-Jul-1998
China	Pending	UNASSIGNED	14-Jan-2005
China	Registered	960127587 1139285	18-Nov-1996 28-Dec-1997
China	Registered	970013690 1164070	14-Feb-1997 07-Apr-1996
China	Registered	9900065319 14344191	10-Jun-1999 21-Aug-2000
China	Registered	9900065320 1537921	10-Jun-1999 14-Mar-2oo1

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

China	Registered	9900065321 1471192	10-Jun-1999 07-Nov-2000
China	Registered	9900065322 1504062	10-Jun-1999 14-Jan-2001
China	Registered	9900065323 1472773	10-Jun-1999 14-Nov-2000
China	Registered	9900065324 1500673	10-Jun-1999 07-Jan-2001
China	Registered	9900065325 1450100	10-Jun-1999 26-Sep-2000
China	Registered	9900065326 1496174	10-Jun-1999 26-Dec-2000
China	Registered	9900065327 1462909	10-Jun-1999 26-Nov-2000
China	Registered	970013896 1174771	14-Feb-1997 14-May-1998
China	Registered	9700013895 1162211	14-Feb-1997 28-Mar-1998
China	Registered	970013894 1163089	14-Feb-1997 28-Mar-1998
China	Registered	970013897 1160138	14-Feb-1997 21-Mar-1998
China	Registered	9800092403 1347611	13-Aug-1998 28-Dec-1999
China	Registered	980092391 1373766	13-Aug-1998 14-Mar-2000
China	Registered	9800092392 1335451	13-Aug-1998 21-Nov-1999

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

China	Registered	9800092393 1353057	13-Aug-1998 14-Jan-2000
China	Registered	9800092394 1348366	13-Aug-1998 28-Dec-1999
China	Registered	9800092395 1358998	13-Aug-1998 28-Jan-2000

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

SCHEDULE 2

Part A

Calculation of Royalties

1
For the avoidance of doubt, the Royalties calculated in this Part A will be used to calculate the Invoiceable Amount under Part B.

2
With respect to each Contract Year, the Royalties shall be an amount equal to *** (***%) of the Net Sales of Merchandise of SK and its Affiliates (excluding any Affiliate of SK falling within clause 1.2.1(ii) above) (the "SK Net Sales") during such Contract Year.

3
Notwithstanding the foregoing, if in any Contract Year the aggregate of (i) the SK Net Sales and (ii) the Net Sales of Merchandise of TSL as calculated for the purpose of determining the royalty payable by TSL to Cherokee in accordance with the License Agreement (the "TSL Net Sales") is:

1
greater than US$*** and less than US$***, the Royalties with respect to such amount of the SK Net Sales which, when aggregated with the TSL Net Sales, is greater than $*** and less than $*** shall be *** per-cent (***%); and

2
greater than US$ ***, the Royalties with respect to such amount of the SK Net Sales which, when aggregated with the TSL Net Sales, is greater than US$*** shall be *** percent (***%).

3
The sums set out in clauses 1 and 2 of this Schedule shall be adjusted for inflation in accordance with the License Agreement.

4
For the avoidance of doubt, there shall be no Annual Guaranteed Minimum Royalty payable in respect of the Net Retail Sales made by SK or its Affiliates in the Territory.

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Part B

Calculation of Invoiceable Amount in respect of any quarter

1
The Invoicable Amount in respect of each quarter, is the amount represented by IA in the following formula:

  IA = SK Net Royalties - (Royalties × Margin).

  Where:

  IA = the Invoicable Amount;

  SK Net Royalties = (Royalties × (100% + Margin)) × (100% - BT); and

  BT = the rate of business tax levied in the PRC (currently 5%) and expressed as a percentage

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Signed by
for and on behalf of CHEROKEE INC.	/s/ Robert Margolis
Signed by
for and on behalf of TESCO STORES LIMITED	/s/ Richard Brasher
Signed by
for and on behalf of SHANGHAI KANGCHENG STORAGE CO. LIMITED	/s/ x

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

AMENDMENT NO. 4 TO LICENSE AGREEMENT

        THIS AMENDMENT NO. 4 TO LICENSE AGREEMENT (this "Amendment") is made and entered into on the 6th day of March, 2008, between Cherokee Inc., a Delaware corporation ("Licensor"). and Tesco Stores Limited, a United Kingdom corporation {"Licensee"}, with reference to the following facts:

        WHEREAS, the Parties entered into a License Agreement (the "License Agreement") including a certain Cover Agreement (the "Cover Agreement"), dated as of March 10, 2003 superceding the License Agreement including a certain Cover Agreement, dated as of August 1, 2001 as amended December 22, 2003, December 2004 and July 29, 2005 (hereinafter referred to as the "Agreement"); and

        WHEREAS, the Parties desire to amend the Agreement on the terms and conditions contained herein,

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.
The following subsidiary of Licensee is added as parry to the Agreement for purposes of Section 1.3.4 (each being referred to as a "Subsidiary") commencing January 1, 2007;

Tesco Kipakitle Pazarlama acting through its agent Tesco Stores Limited

2.
The following country is added to the Territory.
Turkey as of January 1, 2007

          Notwithstanding the foregoing, subject to this Agreement being in full force and effect, if Licensee's Net Retail Sales are less than those stated below in any Contract Year, then Licensor, in its sole discretion, has the right to remove said country from the Agreement by giving Licensee written notice within ninety (90) days after Licensor has received the relevant reporting for such Contract Year from Licensee. If Licensor exercises this right. then the liquidation of Merchandise in the said removed country shall be subject to the terms of the Disposal Period in section 2.3 of this Agreement.

          For the avoidance of doubt Licensor and Licensee acknowledge that Licensee's Annual Guaranteed Minimum Royalty shall not increase. However, a Royalty shall be due on any Net Retail Sales made by Turkey consistent with the terms of this Agreement.

Country	Net Retail Sales Each Contract Year
Turkey	US$ ***
3.
The following country is deleted from the Territory. Taiwan

4.
The following Subsidiary is deleted as party to the Agreement. Tesco Stores (Taiwan) Ltd. acting through its agent Tesco Stores Limited

5.
Except as amended hereby, the Agreement remains in full force and effect.

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

        IN WITNESS WHEREOF, each of the parties has executed this Amendment on the date first written above.

TESCO STORES LIMITED	CHEROKEE INC.
By:	By:	/s/ Robert Margolis
Director		Robert Margolis Chief Executive Officer
TESCO KIPAKITLE PAZARLAMA Acting through its agent TESCO STORES LIMITED
By:
Director
Ruhshar Yeniay Category Director-Softlines	Jinon Joysal Non-food Commercial Director
/s/ Ruhshar Yeniay	/s/ Jinon Joysal

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

QuickLinks

  Exhibit 10.11
Cover Agreement to Cherokee Inc.—International Retail License Agreement
CHEROKEE INC.—INTERNATIONAL RETAIL LICENSE AGREEMENT
EXHIBIT A (Letter from Licensee to Contractor)
Schedule 1 to Letter from Licensee to Contractor
STANDARDS OF VENDOR ENGAGEMENT
AMENDMENT NO. 2 TO LICENSE AGREEMENT
AMENDMENT NO. 3 TO LICENSE AGREEMENT
LICENSE MEMO AGREEMENT
Article I
Article II
Article III
Article IV
Article V
Article VI
SCHEDULE 1 The Trademarks
SCHEDULE 2 Part A Calculation of Royalties
Part B Calculation of Invoiceable Amount in respect of any quarter
AMENDMENT NO. 4 TO LICENSE AGREEMENT